Exhibit 5

Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
Office: (321) 972-8060
Cell: (561) 706-7646
E-Fax (561) 423-3753
Email:     flehrer@securitiesattorney1.com
Website: www.securitiesattorney1.com

DNA Precious Metals, Inc.
9125 rue Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada, HIPIZ4

September 24, 2013

Ladies and Gentlemen:

We have acted as counsel to DNA Precious Metals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates solely to resales on a continuous or delayed basis in the future of up to an aggregate of 8,000,000 Common Stock Shares, which may be issuable pursuant to awards granted under the Company’s 2013 Stock Incentive Plan.

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, I am of the opinion that the Shares have been duly authorized and the Shares when issued and delivered in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Frederick M. Lehrer
Frederick M. Lehrer, Esquire
Attorney and Counselor at Law